UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.                 )

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☐	Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Gates Industrial Corporation plc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Your Vote Counts! GATES INDUSTRIAL CORP PLC 2023 Annual General Meeting Vote by June 7, 2023 11:59 PM ET GATES INDUSTRIAL CORP PLC 1144 FIFTEENTH ST. SUITE 1400 DENVER, CO 80202 V00139-P89200 You invested in GATES INDUSTRIAL CORP PLC and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 8, 2023. Get informed before you vote View the Notice, Proxy Statement and 2022 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 25, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* June 8, 2023 10:00 A.M. Mountain Time Virtually at: www.virtualshareholdermeeting.com/GTES2023 *Please check the meeting materials for any special requirements for meeting attendance. V1.1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Directors Nominees: 1c. Ivo Jurek 1a. Fredrik Eliasson 1d. Stephanie K. Mains 1b. James W. Ireland, III 1e. Seth A. Meisel 1f. Wilson S. Neely 1g. Neil P. Simpkins 1h. Alicia Tillman 1i. Molly P. Zhang 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 3. To approve, on an advisory basis, the Directors’ Remuneration Report (excluding the Directors’ Remuneration Policy) in accordance with the requirements of the U.K. Companies Act 2006. 4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 30, 2023. 5. To re-appoint Deloitte LLP as the Company’s U.K. statutory auditor under the U.K. Companies Act 2006. 6. To authorize the Audit Committee of the Board of Directors to determine the remuneration of Deloitte LLP as the Company’s U.K. statutory auditor. For For For For For For For For For For For Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E delivery”.V00140-P89200